UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Ambrx Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56600	93-2892120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 875-2400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AMAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 5, 2024, Ambrx Biopharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Parent”), and Charm Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company Shares”) issued and outstanding immediately prior to the Effective Time (other than certain Company Shares to be canceled pursuant to the Merger Agreement and Company Shares with respect to which appraisal rights have been exercised) will automatically be converted into the right to receive cash in an amount equal to $28.00 per share (the “Merger Consideration”), without interest thereon and less any applicable withholdings.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, no Company Material Adverse Effect having occurred since the signing of the Merger Agreement that is continuing as of immediately prior to the Effective Time, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the Merger, the absence of legal proceedings brought under antitrust laws in certain applicable jurisdictions, and the adoption of the Merger Agreement and approval of the Merger by holders of Company Shares representing at least a majority of the Company Shares entitled to vote thereon (the “Company Stockholder Approval”).

The parties expect the Merger and the other transactions contemplated by the Merger Agreement to close by the first half of 2024. The Merger Agreement provides that as promptly as reasonably practicable after the date of the Merger Agreement, the Company will prepare and file a preliminary proxy statement relating to the Company’s meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions to allow the Board of Directors to exercise its fiduciary duties. These exceptions include that, subject to the terms and conditions of the Merger Agreement, prior to obtaining the Company Stockholder Approval, if the Company receives a bona fide acquisition proposal that did not result from the Company’s breach of its no-shop covenants, and following such receipt, the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes a Superior Proposal and the failure to terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, then the Company is permitted to terminate the Merger Agreement and enter into a definitive agreement with respect to that Superior Proposal (subject to certain customary match rights in favor of Parent).

The Merger Agreement contains certain termination rights for the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated on or before July 5, 2024, which period may be extended automatically for two automatic 3-month periods if at the end of the prior period, the only outstanding conditions to closing the Merger are approval of the transaction pursuant to the HSR Act and/or other applicable antitrust laws, the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger (solely in respect of any antitrust law) or the absence of legal proceedings brought under antitrust laws in certain applicable jurisdictions (the “Termination Date”).

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $70,000,000. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting and entering into an agreement for the consummation of a transaction which the Board of Directors determines constitutes a Superior Proposal and (ii) due to the Board of Directors’

change or withdrawal of, or failure to reaffirm as required by the Merger Agreement, its recommendation of the Merger to the Company’s stockholders. The termination fee will also be payable if the Merger Agreement is terminated (i) (a) by Parent or the Company because the Merger is not consummated before the Termination Date (but in the case of a termination by the Company, only if Parent would not be prohibited from terminating the Merger Agreement on this basis, because its material breach had been a principal cause or resulted in the Merger not being consummated by the Termination Date) or (b) by Parent or the Company due to failure to obtain the requisite Company stockholder vote to adopt the Merger Agreement, (ii) prior to any such termination, a proposal to acquire more than 50% of the Company’s stock or assets is communicated to the Board of Directors or publicly disclosed and has not been withdrawn in accordance with the Merger Agreement, and (iii) the Company enters into an agreement for, or consummates, a transaction involving an acquisition of more than 50% of the Company’s stock or assets within 12 months of such termination.

At the Effective Time, each Company Option that is then outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, and which has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (i) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, and (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price of such Company Option. In addition, at the Effective Time, each other Company Option with a per share exercise price that equals or exceeds the amount of the Merger Consideration will be cancelled for no consideration.

At the Effective Time, each Company RSU Award that is outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash (without interest) equal to the product of (i) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time and (ii) the Merger Consideration.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement and (ii) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. In addition, the representations, warranties and covenants have been qualified by (a) matters specifically disclosed in certain of the Company’s filings with the United States Securities and Exchange Commission (“SEC”), (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, and (c) materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Additional Information

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Item 7.01	Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 8, 2024, the Company distributed an email to its employees regarding the proposed transaction. A copy of the email is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On January 8, 2024, the Company distributed a document to its employees containing questions and answers regarding the proposed transaction. A copy of the document is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

On January 8, 2024, the Company posted messages on X (formerly known as Twitter) and LinkedIn regarding the proposed transaction. A copy of the posted messages is attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

On January 8, 2024, the Company distributed a letter to Company stakeholders regarding the proposed transaction. A copy of the letter is attached hereto as Exhibit 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Additional Information and Where to Find it

In connection with the proposed acquisition of the Company by Parent, the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the shareholders of the Company in advance of the special meeting relating to the proposed acquisition. This Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. THE COMPANY’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF PARENT AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Parent and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Parent and the Company make available free of charge at Parent’s website at www.investor.jnj.com and the Company’s website at www.ir.ambrx.com, respectively, copies of materials they file with, or furnish to, the SEC. In addition, the proxy statement and other documents filed by the Company with, or furnished to, the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at ir@ambrx.com.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and employees, including Stephen Glover, Kate Hermans, Janet Loesberg, Pharm. D, Paul Maier, and Margaret Dalesandro, Ph. D., all of whom are members of the Company’s Board of Directors, as well as Daniel O’Connor, President, Chief Executive Officer and Director of the Company, Andrew Aromando, Chief Operating Officer of the Company, and Sonja Nelson, Chief Financial Officer of the Company, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information regarding the

Company’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of Ambrx Biopharma Inc., a Cayman Islands exempted company and the predecessor registrant to the Company (the “Predecessor Registrant”), which was filed with the SEC on March 30, 2023, (ii) the “Proposal 1 – Election of Director,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation” sections of the definitive proxy statement for the 2023 annual general meeting of shareholders of the Predecessor Registrant, which was filed with the SEC on April 28, 2023, and (iii) the “Security Ownership of Certain Beneficial Owners and Management” and “Executive and Director Compensation” sections of the definitive proxy statement for an extraordinary general meeting of the Predecessor Registrant, which was filed with the SEC on September 15, 2023 (the “September 2023 Proxy Statement”). Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the September 2023 Proxy Statement have been reflected in the following Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC: Form 4s, filed by Daniel J. O’Connor, with the filings of the Predecessor Entity on July 7, 2023 and with the filings of the Company on October 31, 2023 and December 11, 2023; Form 4s, filed by Sonja Nelson, with the filings of the Predecessor Entity on July 7, 2023, and with the filings of the Company on October 31, 2023 and December 11, 2023; Form 4s, filed by Andrew Aromando, with the filings of the Predecessor Entity on July 7, 2023 and with the filings of the Company on December 11, 2023; Form 3, filed by Margaret Dalesandro, with the filings of the Predecessor Entity on September 6, 2023; and Form 4, filed by Margaret Dalesandro, with the filings of the Predecessor Entity on September 6, 2023. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.ambrx.com.

Forward Looking Statements

This Current Report on Form 8-K includes certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the proposed transaction. Forward-looking statements may be identified by the words “intend,” “plan,” “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “believe,” “will” and similar expressions, are based on the Company’s current expectations, and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. Factors that could cause actual results and outcomes to differ include, but are not limited to, the following risks and uncertainties relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain required regulatory and shareholder approvals; uncertainties as to the timing of the transaction; the possibility that competing offers will be made; litigation relating to the transaction; the impact of the transaction on the Company’s business operations; incurrence of unexpected costs and expenses in connection with the transaction; financial or other setbacks if the transaction encounters unanticipated problems; and the risks that the proposed transaction diverts management’s attention from the Company’s ongoing business operations.

Other important factors that could cause actual results and outcomes to differ materially from those expressed or implied include, but are not limited to, risks related to: the Company’s ability to execute on its strategy, including with respect to its R&D efforts, initiation of clinical trials and other anticipated milestones; the development and marketing approval of novel therapeutics, including potential delays in clinical trials and regulatory submissions and the fact that future clinical trial results/data may not be consistent with interim, initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; the Company’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023, and elsewhere in the Company’s reports filed with the SEC. Forward-looking statements contained in this communication are made as of this date, and the Company undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 5, 2024, by and among Johnson & Johnson, Charm Merger Sub, Inc. and Ambrx Biopharma, Inc.*

99.1	Press Release, dated January 8, 2024.

99.2	Employee Email, dated January 8, 2024.

99.3	Employee Q&A, dated January 8, 2024.

99.4	Social Media Posting, dated January 8, 2024.

99.5	Stakeholder Email, dated January 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA, INC.

Date: January 8, 2024	By:	/s/ Daniel O’Connor
Name: Daniel O’Connor
Title: President and Chief Executive Officer